Exhibit 99.1

Alta Healthcare System, Inc. and Subsidiaries

Consolidated Financial Statements

December 31, 2006 and 2005

(With Independent Auditors’ Report Thereon)

ALTA HEALTHCARE SYSTEM, INC.

AND SUBSIDIARIES

INDEPENDENT AUDITORS’ REPORT

AND

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2006 AND 2005

INDEPENDENT AUDITORS’ REPORT

REPLACE THIS PAGE AND ENTIRE AUDITORS REPORT WITH MARKED UP COPY(ATTACHMENT); ALSO SEE INSERT A (ATTACHMENT) ON PG.8

Board of Directors

Alta Healthcare System, Inc. and Subsidiaries

We have audited the accompanying consolidated balance sheets of Alta Healthcare System, Inc. and Subsidiaries as of December 31, 2006 and 2005, and the related consolidated statements of income, shareholders’ deficiency in net assets and cash flows for each of the three years in the period ended December 31, 2006.  These consolidated financial statements are the responsibility of Alta Healthcare System, Inc. and Subsidiaries’ management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatements.  An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Alta Healthcare System, Inc. and Subsidiaries, as of December 31, 2006 and 2005, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 2006 in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 1 to the consolidated financial statements, the Company has restated its 2006 consolidated financial statements.

/s/MOSS ADAMS LLP

Irvine, California

May 22, 2007, except for the restatement as described in Note 1 under “Restatement of Financial Results” which is as of March 31, 2008.

ALTA HEALTHCARE SYSTEM, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

ASSETS

	December 31,
	2006	2005
	(Restated)

CURRENT ASSETS
Cash and cash equivalents	$205,462	$181,661
Patient accounts receivable, net of allowance for doubtful accounts of $2,515,513 in 2006 and $3,720,346 in 2005	18,810,872	14,952,754
Third-party settlements	3,755,269	2,358,636
Government program receivables	6,232,866	2,360,000
Supplies inventory	1,272,577	1,391,162
Deferred income taxes	1,561,498	1,618,972
Prepaid expenses and other assets	3,117,407	3,912,980
Total current assets	34,955,951	26,776,165

PROPERTY AND EQUIPMENT, net of accumulated depreciation and amortization	7,484,221	7,698,216
DEFERRED FINANCING COSTS	1,200,267	1,306,305
DEFERRED INCOME TAXES, net of current portion	427,465	3,582,442
OTHER ASSETS	316,668	122,909
	$44,384,571	$39,486,037

LIABILITIES AND SHAREHOLDERS’ DEFICIT

	December 31,
	2006	2005
	(Restated)
CURRENT LIABILITIES
Accounts payable	$10,367,499	$11,099,031
Cash overdraft	2,391,490	1,561,579
Accrued compensation and benefits	4,524,907	4,110,502
Accrued expenses	1,772,897	3,132,332
Income taxes payable	1,295,881	863,324
Current portion of capital leases	418,894	338,062
Line-of-credit	6,209,774	6,325,264
Current portion of long-term debt	3,122,436	2,489,139
Total current liabilities	30,103,778	29,919,233

MALPRACTICE RESERVE	337,500	660,000
CAPITAL LEASES, net of current portion	870,193	991,615
LONG-TERM DEBT, net of current portion	32,812,500	24,000,000
	34,020,193	25,651,615

SHAREHOLDERS’ DEFICIENCY IN NET ASSETS
Common stock, no par value – 100,000 shares authorized, 2,000 issued and outstanding on 2006 and 2005	50,000	50,000
Accumulated deficit	(19,789,400)	(16,134,811)
Total shareholders’ deficiency in net assets	(19,739,400)	(16,084,811)
	$44,384,571	$39,486,037

See accompanying notes.

CONSOLIDATED STATEMENTS OF INCOME

	Years Ended December 31,
	2006	2005	2004
	(Restated)
OPERATING REVENUE
Net patient service revenue	$101,218,822	$97,086,386	$84,654,778
Other revenue	1,741,049	1,156,380	868,016
	102,959,871	98,242,766	85,522,794
OPERATING EXPENSES
Compensation and employee benefits	49,579,855	47,948,087	42,174,697
Medical supplies	7,785,277	8,025,218	6,106,546
Professional services	8,737,657	5,426,910	5,435,554
Provision for doubtful accounts	6,343,946	8,508,016	7,895,512
General and administrative	10,821,582	13,755,134	11,469,578
Interest expense	4,604,291	2,432,781	2,999,609
Depreciation and amortization	1,291,996	1,253,197	1,184,533
Gain on sale of property and equipment	—	(525,467)	—
Costs related to aborted equity transaction	829,717	—	—
	90,117,779	86,823,876	77,266,029

Income from operations before provision for income taxes	12,965,550	11,418,890	8,256,765
Provision (benefit) for income taxes	4,120,009	(5,083,173)	836,000
Net income	$8,845,541	$16,502,063	$7,420,765

See accompanying notes.

CONSOLIDATED STATEMENTS

OF SHAREHOLDERS’DEFICIENCY IN NET ASSETS

	Common Stock		Accumulated
	Shares	Amount	Deficit	Total

Balance at December 31, 2003	2,000	$50,000	$(37,057,639)	$(37,007,639)
Net income	—	—	7,420,765	7,420,765
Balance at December 31, 2004	2,000	50,000	(29,636,874)	(29,586,874)
Dividends	—	—	(3,000,000)	(3,000,000)
Net income	—	—	16,502,063	16,502,063
Balance at December 31,2005	2,000	50,000	(16,134,811)	(16,084,811)
Dividends	—	—	(12,500,130)	(12,500,130)
Net income	—	—	8,845,541	8,845,541
Balance at December 31, 2006	2,000	$50,000	$(19,789,400)	$(19,739,400)

See accompanying notes.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years Ended December 31,
	2006	2005	2004
	(Restated)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$8,845,541	$16,502,063	$7,420,765
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	1,291,996	1,253,197	1,184,533
Provision for doubtful accounts	6,343,946	8,508,016	7,895,512
Gain on sale of property and equipment	—	(525,467)	—
Deferred income taxes	3,212,452	(5,201,414)	—
Changes in assets and liabilities:
Patient accounts receivable	(10,202,064)	(13,143,652)	(11,054,749)
Third party settlements	(1,396,633)	2,472,367	(1,511,518)
Government program receivables	(3,872,866)	1,370,075	(3,730,075)
Supplies inventory	118,585	(282,151)	84,358
Prepaid expenses	795,573	(2,392,086)	2,126,846
Accounts payable	98,379	(8,480,909)	(627,596)
Accrued expenses	(1,359,435)	510,030	2,622,302
Malpractice reserve	(322,500)	(188,051)	(177,349)
Accrued compensation and benefits	414,405	(760,905)	1,366,784
Income taxes payable	432,557	(49,761)	799,312
Net cash provided by (used in) operating activities	4,399,936	(408,648)	6,399,125

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(749,680)	(635,936)	(600,090)
Proceeds from the sale of property and equipment	—	653,348	—
Net cash provided by (used in) investing activities	(749,680)	17,412	(600,090)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from long-term debt borrowing	12,366,234	3,710,278	1,945,879
Payments on long-term debt	(2,920,437)	(3,421,143)	(2,692,246)
Payments on line-of-credit	(99,823,590)	(105,071,084)	(128,771,612)
Borrowings (advances) on line-of-credit	99,708,100	108,237,627	126,482,682
Payments on capital leases	(368,911)	(602,473)	(678,489)
Deferred financing costs	106,038	(1,306,305)	—
Other assets – Deposits	(193,759)	71,904	184,030
Other	—	—	(404,789)
Dividends paid	(12,500,130)	(3,000,000)	—
Net cash used in financing activities	(3,626,455)	(1,381,196)	(3,934,545)

Net increase (decrease) in cash and cash equivalents	23,801	(1,772,433)	1,864,490
Cash and cash equivalents, beginning of year	181,661	1,954,094	89,604
Cash and cash equivalents, end of year	$205,462	$181,661	$1,954,094

SUPPLEMENTAL CASH FLOW INFORMATION

	Years Ended December 31,
	2006	2005	2004
	(Restated)
Cash paid during the year for:
Interest	$4,411,695	$2,657,581	$2,910,831
Income taxes	$475,000	$168,002	$36,688

NON CASH FINANCING ACTIVITIES

Purchase of Equipment – Capital Lease	$328,321	$1,521,891	$—
Refinance of long term debt	$—	$29,102,465	$—

See accompanying notes.

ALTA HEALTHCARE SYSTEM, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 - Organization and Liquidity

Restatement of Financial Results

The Company has identified an error in the accounting for third-party settlements as originally reported in its consolidated financial statements as of and for the year ended December 31, 2006. As of December 31, 2006, the Company reported $6,255,269 in reimbursement due from third-party payors relating to various open cost report years up to and including 2006. During the preparation of the condensed consolidated financial statements as of and for the six months ended June 30, 2007, the Company became aware of additional factual information that existed prior to the issuance of the December 31, 2006 consolidated financial statements that was not considered in establishing the amounts due from third-party payors. If such information had been considered in establishing these amounts, the Company would have reported amounts due from third-party payors totaling $3,755,269. Of this $2,500,000 decrease, $1,500,000 related to the errors in cost report years 1993 through 1995 and $1,000,000 related to 2006 open cost reports.

The Company has identified an error in the accounting for government program receivables through the disproportionate share programs for also the state of California (MediCal DSH). As of December 31, 2006, the Company reported $7,742,376 in MediCal DSH receivables.  During the preparation of the condensed consolidated financial statements as of and for the six months ended June 30, 2007, further analysis of MediCal DSH receivables at December 31, 2006 completed by the Company identified misuse of factual information during the completion of the December 31, 2006 consolidated financial statements. If such information had been properly considered in establishing the MediCal DSH receivables, the Company would have reported amounts due totaling $6,232,866. The error resulted in an overstatement of net patient service revenue for the year ended December 31, 2006 of $1,509,510.

In addition, the Company identified an error in the accounting for accounts payable as originally reported in its consolidated financial statements as of and for the year ended December 31, 2006. As of December 31, 2006, the Company reported $10,490,957 in accounts payable. During the preparation of the condensed consolidated financial statements as of and for the six months ended June 30, 2007, the Company became aware of additional factual information that existed prior to the issuance of the December 31, 2006 consolidated financial statements that was not considered in establishing the value of accounts payable. If such information had been considered in establishing the value of accounts payable, the Company would have reported accounts payable totaling $10,367,499.

The correction of these errors also resulted in adjustments to the income tax provision.

Accordingly, the Company has restated its consolidated financial statements as of and for the year ended December 31, 2006. In order to reflect the corrections of these errors, the Company made the following changes:

1.	Decreased third party settlements by $2,500,000 as of December 31, 2006, and reduced net patient service revenue by $2,500,000 for the year ended December 31, 2006.

2.	Decreased government program receivables by $1,509,510 as of December 31, 2006, and reduced net patient service revenue by $1,509,510 as of December 31, 2006.

3.	Decreased accounts payable by $123,458 as of December 31, 2006, and reduced operating expenses by $123,458 as of December 31, 2006.

The net affect of the above changes decreased income from operations by $3,886,052 for the year ended December 31, 2006.

As a result of these adjustments, the provision for income taxes was reduced by $1,580,204 for the year ended December 31, 2006.  Deferred income taxes assets were reduced by $114,062 as of December 31, 2006.  Income taxes payable was reduced by $1,694,266 as of December 31, 2006.  The affect of these adjustments reduced net income for the year ended December 31, 2006 by $2,305,848.

The following table presents the impact of these adjustments to the previously reported consolidated balance sheet:

	December 31, 2006	December 31,
	As Previously	2006
	Reported	As Restated

Third party settlements	$6,255,269	$3,755,269
Government program receivables	7,742,376	6,232,866
Deferred Income Taxes	1,680,728	1,561,498
Total current assets	39,084,691	34,955,951
Deferred income taxes, net of current portion	422,296	427,465
Total assets	48,508,143	44,384,571
Accounts Payable	10,490,957	10,367,499
Income taxes payable	2,990,147	1,295,881
Total current liabilities	31,921,502	30,103,778

Total liabilities	65,941,695	64,123,971
Accumulated deficit	(17,483,552)	(19,789,400)
Total shareholders’ deficiency in net assets	(17,433,552)	(19,739,400)
Total liabilities and shareholders’ deficiency in net assets	48,508,143	44,384,571

The following table presents the impact of these adjustments to the previously reported consolidated statements of income:

	December 31, 2006	December 31,
	As Previously	2006
	Reported	As Restated

Net patient service revenue	$105,228,332	$101,218,822
Total revenue	106,969,381	102,959,871
Medical Supplies	7,908,735	7,785,277
Income from operations before provision for income taxes	16,851,602	12,965,550
Provision for income taxes	5,700,213	4,120,009
Net income	11,151,389	8,845,541

The following table presents the impact of these adjustments to the previously reported consolidated statements of cash flows:

	December 31, 2006	December 31,
	As Previously	2006
	Reported	As Restated

Cash flows from operating activities
Net income	$11,154,389	$8,845,541
Deferred income taxes	3,098,390	3,132,332
Changes in assets and liabilities
Third party settlements	(3,896,633)	(1,396,633)
Government program receivables	(5,382,376)	(3,872,866)
Accounts payable	221,837	98,379
Income taxes payable	2,126,823	432,557

Organization - Alta Healthcare System, Inc. (the “Company”) operates and manages four acute care hospitals throughout the greater Los Angeles area (the “Hospitals”).  The Hospitals provide inpatient, outpatient, skilled nursing, inpatient psychiatric care, and urgent care services.  Admitting physicians are primarily practitioners in the local area.

Prior to June 5, 2006, the Company was owned by Alta Healthcare System, LLC (“Alta LLC”) a California limited liability company that was formed on September 30, 1998, to acquire and manage hospitals and related businesses.  Vicente Health Care Management, LLC (“Vicente”) held a 99 percent interest and the owners of Vicente held a 1 percent interest in Alta LLC.  On June 5, 2006 Vicente and Alta LLC merged and Alta LLC was the surviving entity.

On June 30, 2006 Alta LLC and Alta Healthcare System, Inc. entered into an agreement whereby Alta LLC transferred substantially all its assets to Alta Healthcare System, Inc. As consideration for the transfer of assets, Alta Healthcare Systems Inc. assumed substantially all the liabilities of Alta LLC. After this transfer, Alta LLC ceased to exist.  Alta LLC had no other material assets other than its investment in the Company.

The Company has two wholly owned subsidiaries, Alta Hollywood Hospitals, Inc. and Alta Los Angeles Hospitals, Inc.

Liquidity - The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.  At December 31, 2006, the Company has a deficiency in net assets of $19,739,400.  This deficit was primarily the result of unprofitable operations at several hospitals during 2001 and 2002 and subsequent dividends payments in 2005 and 2006.  Following a restructuring of operations in 2003 and 2004, the Company has produced positive operating cash flows in two of the last three years and had income from operations before provision for income taxes of $12,965,550 and $11,418,890 for the years ended December 31, 2006 and 2005 respectively.  Management believes its existing capital resources and operating cash flows will be sufficient to meet the Company’s obligations as they come due.

Note 2 - Summary of Significant Accounting Policies

Principles of consolidation - The accompanying consolidated financial statements include the accounts of the Company and its subsidiaries.  All inter-company balances and transactions have been eliminated in the consolidation.

Cash and cash equivalents - Cash and cash equivalents are short-term, highly liquid investments with maturities of three months or less at the time of purchase.

Concentration of credit risk - Financial instruments which potentially subject the Company to significant concentrations of credit risk consist primarily of cash.  The Company maintains cash in bank deposit accounts at high credit-quality financial institutions.  The balances at times may exceed the $100,000 federally insured limit.  As of December 31, 2006, balances of cash at financial institutions exceeding the federally insured limit of $100,000 totaled $105,462.

Patient accounts receivable at December 31, 2006 and 2005 are comprised of the following: government programs, primarily Medicare 47% and 41%, respectively, Medi-Cal 44% and 41% respectively, Healthcare maintenance preferred provider organizations (managed care programs) 5% and 15%, respectively, and commercial insurance and private pay patients 4% and 3%, respectively.  Management believes there is no credit risks associated with receivables from government programs.  Receivables from managed care programs and others are from various payors who are subject to differing economic conditions and do not represent concentrated risks to the Company.  Management continually monitors and adjusts the reserves associated with receivables, and does not require collateral.  Losses due to bad debts have been within management’s estimates.

Supplies inventory - Supplies inventory is stated at the lower of cost or market.  Cost is determined using the first-in, first-out method.

Property and equipment - Property and equipment is stated at cost.  Depreciation and amortization is computed using the straight-line method over the estimated useful lives of the assets, which range from 5 to 15 years.  Amortization of leasehold improvements is computed over the lesser of the lease term or the estimated useful lives of the assets and is included in depreciation and amortization.

Fair Value of Financial Instruments

The fair value of the Company’s line of credit and long-term debt approximates the carrying value based on borrowing rates currently available to the Company for bank loans with similar terms and maturities. The carrying value of all other financial instruments potentially subject to valuation risk (principally consisting of cash and cash equivalents, patient accounts receivable, third party settlements, government program receivables, accounts payable and bank overdrafts) also approximate fair value due to the short-term nature of those instruments.

Net patient service revenue - Net patient service revenue is reported at gross charges plus Disproportionate Share Hospital (“DSH”) payments less contractual allowances, for services rendered, including estimated retroactive adjustments under reimbursement agreements with third-party payors.  In some cases, reimbursement is based on formulas which cannot be determined until cost reports are filed and audited or otherwise settled by the various programs.  (See Note 3)

Use of estimates - The presentation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Union contract - One of the hospitals in the consolidated group, Hollywood Community Hospital, has a collective bargaining agreement (“CBA”) with the Service Employees International Union through April 21, 2008.  The number of employees represented by the CBA makes up 4% of the total number of employees of the Company.  Employee benefits provided by the CBA include paid time off and health and retirement benefits. The contract also specifies compensation rates, hours of work, and overtime.

Income taxes - Alta Healthcare System, Inc. and subsidiaries are C corporations and are subject to federal and state income taxes.  Income taxes for these entities are recorded using the asset and liability method for deferred income taxes.  Under this method, deferred income tax assets and liabilities result from temporary differences in the financial reporting bases and the income tax reporting bases of assets and liabilities.  When it appears more likely than not that deferred tax assets will not be realized, a valuation allowance is recorded to reduce the deferred tax asset to its estimated realizable value.  Alta Healthcare System, Inc. files consolidated income tax returns with its subsidiaries.

Note 3 - Net Patient Service Revenue

Net patient service revenue - Some payments to the Company for services rendered are tentative in nature, and are subject to audits from third-party fiscal intermediaries.  The Company accrues for amounts that it believes may ultimately be due to or from Medicare and other third-party payors and reports such amounts in the accompanying financial statements.  A summary of the payment arrangements with major third-party payors follows:

Medicare:

Inpatient services rendered to Medicare program beneficiaries are paid at prospectively determined rates per discharge, according to a patient classification system based on clinical, diagnostic, and other factors.  Outpatient services are paid based on a blend of prospectively determined rates and cost-reimbursed methodologies.  The Company is also reimbursed for various disproportionate share and Medicare bad debt components at tentative rates, with final settlement determined after submission of annual Medicare cost reports and audits thereof by the Medicare fiscal intermediary. Normal estimation differences between final settlements and

Note 3 - Net Patient Service Revenue (continued)

amounts accrued in previous years are reflected in net patient service revenue in the year of the final settlement.  These differences increased net patient service revenue by $1,306,893 and $1,118,512 and $3,598,035 for the years ended December 31, 2006, 2005 and 2004, respectively.

Medi-Cal:

Inpatient services rendered to Medi-Cal program beneficiaries are paid at contracted per diem rates. The per diem rates are not subject to retrospective adjustment. Outpatient services are paid based on prospectively determined rates per procedure provided.

Other:

The Company has also entered into payment agreements with certain commercial insurance carriers, Health Maintenance Organizations (HMOs), and Preferred Provider Organizations (PPOs).  The basis for payment under these agreements includes prospectively determined rates per discharge and discounts from established charges.

Note 4 - Government Program Receivables

The Hospitals are eligible for State of California Medi-Cal Disproportionate Share (“DSH”) payments for government fiscal years ending June 30, 2006 and June 30, 2007.  For the years ended December 31, 2006, 2005 and 2004 the Company earned DSH payments totaling $12,646,880, $11,408,143 and $10,549,972, respectively.  The Medi-Cal DSH receivable totaled $6,232,866, and $2,360,000 as of December 31, 2006 and 2005, respectively.

Note 5 - Property and Equipment

Property and equipment include the following at December 31:

	2006	2005

Land	$608,025	$608,025
Land improvements	152,060	152,060
Hospital buildings	2,666,067	2,666,067
Building improvements	5,250,655	5,110,564
Equipment under capital lease arrangements	4,086,098	3,757,777
Equipment	6,549,327	5,939,739
	19,312,232	18,234,232
Accumulated depreciation and amortization	(11,828,011)	(10,536,016)
	$7,484,221	$7,698,216

Note 6 - Employee Benefit Plan

The Company sponsors a defined contribution retirement savings plan (the “401(k) Plan”) that covers all employees who meet minimum service requirements.  The 401(k) Plan allows eligible employees to contribute from 1 percent to 20 percent of their annual compensation on a pre-tax basis.  The Company, at its discretion, may make an annual contribution as determined by the Board of Directors.  No employer contribution was made for the years ended December 31, 2006, 2005 and 2004.

ALTA HEALTHCARE SYSTEM, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 7 - Long-Term Debt

Long-term debt consists of the following as of December 31:

	2006	2005

Note payable to CIT (Loan A), secured by real property with 19 quarterly principal payments of $225,000 and the final payment shall be of the entire unpaid balance. Interest is variable at LIBOR +5% and payable monthly (9.8% at December 31, 2005), due December 2010.	$—	$15,000,000

Note payable to CIT (Loan B), secured by real property with 19 quarterly principal payments of $25,000 and the final payment shall be of the entire unpaid balance. Interest is variable at LIBOR +5.5% and payable monthly (10.3% as of December 31, 2005) due December 2010.	—	10,000,000

Note payable to AICCO, unsecured, monthly payments of $97,763 including interest at an annual rate of 6.75% through August 2006.	—	669,108

Note payable to AICCO, unsecured, monthly payments of $139,397 including interest at an annual rate of 6.75% through July 2006.	—	820,031

Note payable to AICCO, unsecured, monthly payments of $104,733 including interest at an annual rate of 8.25% through August 2007.	812,392	—

Note payable to AICCO, unsecured, monthly payments of $140,980 including interest at an annual rate of 8/25% through June 2007.	960,044	—

Note payable to CIT (Loan A), secured by real property with 19 quarterly principal payments of $300,000 and the final payment shall be of the entire unpaid balance. Interest is variable at LIBOR +4.5% and payable monthly (9.8% at December 31, 2006), due April 2011.	19,250,000	—

Note payable to CIT (Loan B), secured by real property with 19 quarterly principal payments of $37,500 and the final payment shall be of the entire unpaid balance. Interest is variable at LIBOR +5% and payable monthly (10.3% as of December 31, 2006) due April 2011.	14,912,500	—

Revolving line of credit of $12,000,000 to CIT, secured by substantially all assets, interest payable monthly at an annual rate LIBOR +3.0%, (8.3% at December 31, 2006) due December 2010.	6,209,774	6,325,264
	42,144,710	32,814,402
Less current portion	(9,332,210)	(8,814,402)
	$32,812,500	$24,000,000

During 2006 an additional $10,000,000 was borrowed from CIT.  As a result, the principal balance of CIT (Loan A) and CIT (Loan B) each increased by $5,000,000, the quarterly payments increased and the term of each loan was extended to April 2011.

Note 7 - Long-Term Debt (continued)

The Company’s credit arrangements with CIT are subject to certain financial covenants and some restrictions on payment of dividends.  The three financial covenants are: 1) the Company’s net worth is not greater than a $20,000,000 deficit, 2) the fixed charge ratio is not less than 1.2 and 3) the maximum senior leverage is not greater than 3.95.  Management believes the Company was in compliance with all covenants at December 31, 2006.

Aggregate annual principal maturities of long-term debt for the five years subsequent to December 31, 2006 are as follows:

Years ending December 31,

2007	$9,332,210
2008	1,350,000
2009	1,350,000
2010	1,350,000
2011	28,762,500
$42,144,710

Note 8 - Leases

The Company leases certain equipment for use in its operations under various non-cancelable operating and capital lease arrangements.  The leases expire on various dates through June 2011.  Capital leases bear interest at rates ranging from 7% - 18%.  Included in property and equipment are the following assets held under capital leases.

	2006	2005
Equipment	$4,086,098	$3,757,777
Accumulated Depreciation	(2,705,660)	(2,297,320)
	$1,380,438	$1,460,457

Total rent expense under all operating leases was $776,682, $311,311 and $1,222,256 for the years ended December 31, 2006, 2005, and 2004, respectively.

ALTA HEALTHCARE SYSTEM, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 8 - Leases (continued)

Future annual minimum lease payments under operating and capital lease obligations as of December 31, 2006 are as follows:

Years ending December 31,	Capital Leases	Operating Leases

2007	$557,764	$546,286
2008	446,857	353,552
2009	384,537	269,912
2010	269,343	254,914
2011	33,332	63,106
Total minimum lease payments	1,691,833	$1,487,770
Less amounts representing interest	(402,746)
	1,289,087
Less current portion	(418,894)
	$870,193

Note 9 - Malpractice Reserve

The Company purchases professional and general liability insurance to cover medical malpractice claims under a claims-made policy.  The Company has coverage of $10,000,000 per claim after a $1,000,000 payment by the Company, per claim.  Under the policy, insurance premiums cover only those claims actually reported during the policy term.  Should the claims-made policy not be renewed or replaced with equivalent insurance, claims related to occurrences during the policy term but reported subsequent to the policy’s termination may be uninsured.

Accounting principles generally accepted in the United States of America require that a health care organization disclose the estimated costs of medical malpractice claims in the period of the incident of malpractice, if it is reasonably possible that liabilities may be incurred and losses can be reasonably estimated. The Company recognized an estimated liability based upon the Company’s historical claims experience to cover potential exposure to incurred but unreported claims. The claim reserve is based on the best data available to the Company; however, the estimate is subject to a significant degree of inherent variability. The estimate is continually monitored and reviewed, and as the reserve is adjusted, the difference is reflected in current operations. While the ultimate amount of medical malpractice liability is dependent on future developments, management is of the opinion that the associated liabilities recognized in the accompanying consolidated financial statements are adequate to cover such claims. Management is aware of no potential medical malpractice liability claims whose settlement, if any, would have a material adverse effect on the Company’s consolidated financial position.

Note 10 - Income Taxes

The components of the provision for income taxes for the years ended December 31 are as follows:

	2006	2005	2004
	(Restated)
Current
Federal	$57,988	$98,475	$457,000
State	849,570	19,766	379,000
	907,577	118,241	836,000
Deferred
Federal	3,668,568	2,880,673	—
State	793,883	1,017,911	—
	4,462,452	3,898,584	—
Change in valuation allowance	(1,250,000)	(9,100,000)	—
	$4,120,009	$(5,083,175)	$836,000

A reconciliation of the provision for income taxes at the statutory rate to the Company’s effective rate is as follows:

	2006	2005	2004
	(Restated)
Income from operations before provision for income taxes	$12,965,550	$11,418,890	$8,256,765
Computed income tax at the expected statutory rate	$4,408,288	$3,882,422	$2,807,300
State income tax, net of federal benefit	711,860	672,742	250,140
Other	63,078	37,988	127,644
Valuation allowance	(1,250,000)	(9,100,000)	(1,250,000)
Correction of effects of prior year net operating loss carry forward	186,783	(576,325)	(1,099,084)
Provision (benefit) for income taxes	$4,120,009	$(5,083,173)	$836,000

ALTA HEALTHCARE SYSTEM, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 10 - Income Taxes (continued)

Deferred tax assets and liabilities at December 31 are as follows:

	2006	2005
Deferred tax assets (liabilities), current
Prepaid insurance	$(998,440)	$(990,667)
Allowance for doubtful accounts	1,077,647	1,593,796
Accrued liabilities	1,289,462	1,489,971
State taxes	192,830	(135,143)
	1,561,498	1,957,957
Deferred tax assets (liabilities), non-current
Net operating loss	—	3,672,820
AMT tax credit	5,168	338,657
State taxes	(34,368)	(249,949)
Capital loss carryforward	100,707	50,085
Amortization and depreciation	355,957	681,844
	427,465	4,493,457
Valuation allowance	—	(1,250,000)
Total deferred tax assets	$1,998,962	$5,201,414

The Company determined that it is more likely than not that the deferred tax assets before any valuation allowance would be realized.  Hence, the Company has eliminated its valuation allowance.

The difference between the Company’s provision for income taxes at the federal statutory rate and the Company’s effective tax rate is primarily attributable to the decrease in the valuation allowance and state taxes.

Effective January 1, 2007, the Company elected to be taxed as an S Corporation.  As such, future income will not be taxed at the entity level for federal income tax purposes.  The Company will be subject to a 1.5% tax in California.

Note 11 - Commitments and Contingencies

Contingencies - The Company is subject to claims arising in the ordinary course of business. In the opinion of management, the ultimate resolution of these matters will not have a material effect on the financial position of the Company or result in a substantial impairment of its operations.

Laws and regulations governing the Medicare and Medi-Cal programs are complex and subject to interpretation. The Company believes that it is in compliance with all applicable laws and regulations and is not aware of any pending or threatened investigations involving allegations of potential wrongdoing. While no such regulatory inquiries have been made, compliance with such laws and regulations can be subject to future government review and interpretation, as well as significant regulatory action, including fines, penalties, and exclusion from the Medicare and Medi-Cal programs.

12. SUBSEQUENT EVENT (UNAUDITED)

Effective August 8, 2007, the Company was acquired by Prospect Medical Holdings, Inc. (Prospect), for total consideration of $144,000,000, comprised of $41,484,650 in debt assumption and  $102,515,350 in consideration to the Company’s selling shareholders, comprised of $51,257,675 in cash, 1,887,136 shares of Prospect common stock valued, for purposes of the transaction, at $9,435,680 and 1,672,880 shares of Prospect preferred stock valued, for purposes of the transaction, at $41,821,995. For purposes of determining the number of shares to be issued in connection with the transaction, Prospect common stock was valued at $5.00 per share and Prospect preferred stock was valued at $25.00 per share (five times the value of a common share). However, for purposes of recording the transaction, the value per share of common stock was estimated at $5.58, based on the average of the stock’s closing prices on the acquisition announcement date of July 25, 2007, plus 2 trading days before and after the announcement date (July 23, 2007 through July 27, 2007).

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